Exhibit 3.313
State of Delaware
Secretary of State
Division of Corporations
Filed 11:30 AM 12/02/2002
020737273 — 2984727
SECOND AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF TRI-SHELL 20 LLC
Under Section 18-208 of the
Delaware Limited Liability Company Act
This Second Amended and Restated Certificate of Formation of Tri-Shell 20 LLC (the “Company”) has been duly executed and is being filed by the undersigned, as an authorized person, in accordance with the provisions of Section 18-208 of the Delaware Limited Liability Company Act, to again amend and restate the Amended and Restated Certificate of Formation (the “Certificate of Formation”) of the Company, which was filed on October 2, 2002 with the Secretary of State of Delaware.
1. The original name of the Company was DH of Laredo, LLC and its Original Certificate of Formation was filed December 22, 1998.
2. The name of the Company was subsequently changed to Tri-Shell 20 LLC pursuant to the Amended and Restated Certificate of Formation filed October 2, 2002.
3. The Certificate of Formation is hereby again amended and restated in its entirety to read as follows:
“FIRST: The name of the Company is Triad Holdings IV, LLC.
SECOND: The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle:
THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.”
IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Formation as of November 26, 2002.
By: /s/ Donald P. Fay
Donald P. Fay Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE DIVISION OF
CORPORATIONS FILED 02:30 PM 12/27/2002
020803079 — 2984727
CERTIFICATE OF MERGER
OF
Triad Holdings II, LLC
INTO
Triad Holdings IV, LLC
Pursuant to Section 18-209 of the
Delaware Limited Liability Company Act
The undersigned limited liability company DOES HEREBY CERTIFY:
FIRST: The name and the state of formation or organization of each of the constituent entities to the merger are as follows:

Name	State of Formation or Organization

Triad Holdings IV, LLC (“Holdings IV”)	Delaware

Thad Holdings II, LLC (“Holdings II”)	Delaware
SECOND: An Agreement and Plan of Merger between the constituent entities to the merger (the “Merger Agreement”) has been approved and executed by each of the constituent entities to the merger.
THIRD: Holdings II shall be merged with and into Holdings IV, with Holdings IV being the surviving entity (the “Surviving Entity”) in the merger, and the name of the Surviving Entity shall be Triad Holdings IV, LLC.
FOURTH: The Certificate of Formation of Holdings IV at the effective date of the merger shall be the Certificate of Formation of the Surviving Entity.
FIFTH: The executed Merger Agreement is on file at the principal place of business of the Surviving Entity. The address of the principal place of business of the Surviving Entity is 5800 Tennyson Parkway, Plano, Texas 75024:
SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of either constituent entity.
SEVENTH: This Certificate of Merger shall be effective at 12:05 a.m. (Eastern Standard Time) on January 1, 2003.
IN WITNESS WHEREOF, this Certificate of Merger has been executed on this 23rd day of December, 2002.

Triad Holdings IV, LLC
\S\ Donald P. Fay
Donald P. Fay
Executive Vice President /Authorized Person

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